UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

EYENOVIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23461 South Pointe Drive, Suite 390

Laguna Hills, CA 92653

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, par value $0.0001 per share	EYEN	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Third Amendment to Loan and Security Agreement

On May 30, 2025, Eyenovia, Inc. (the “Company”) entered into the Third Amendment (the “Third Amendment”) to the Supplement (the “Supplement”) to that certain Loan and Security Agreement, dated November 22, 2022 (the “Loan and Security Agreement”) with Avenue Capital Management II, L.P., as administrative agent and collateral agent (the “Agent”), Avenue Venture Opportunities Fund, L.P., as a lender (“Avenue 1”) and Avenue Venture Opportunities Fund II, L.P., as a lender (together with Avenue 1, the “Lenders”).

As previously disclosed, the Loan and Security Agreement, as supplemented by the Supplement, provides for term loans in an aggregate principal amount of up to $15.0 million to be delivered in multiple tranches. The Second Amendment, dated February 21, 2025, to the Supplement, by and among the Company, the Agent and the Lenders (the “Second Amendment”) gave the Lenders the option to convert an aggregate amount of up to $10.0 million of the aggregate principal amount under the Loan and Security Agreement into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) at a price equal to $1.68 per share (the “Conversion Option”).

The Third Amendment, among other things, provides that a Lender may not exercise the Conversion Option if the Lender, together with its affiliates, would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. The Lenders may increase or decrease this percentage to a percentage not in excess of 19.99% of the Company’s outstanding Common Stock by providing prior written notice to the Company, provided that any such increase in the beneficial ownership limitation will not be effective until the 61st day following such notice.

The Third Amendment also provides that if, at any time the Conversion Option is outstanding, the Company effects a fundamental transaction (such as a merger, sale of more than 50% of its outstanding voting shares, sale of substantially all of its assets, reorganization or recapitalization of its Common Stock or a business combination), a Lender will be entitled to receive, upon exercise of the Conversion Option, the same kind and amount of securities, cash or other consideration that the Lender would have received had it exercised the Conversion Option immediately prior to such fundamental transaction, without regard to the limitations on exercise described above.

The foregoing descriptions of the Loan and Security Agreement, the Supplement and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan and Security Agreement and the Supplement, copies of which were filed as Exhibits 10.30 and 10.31, respectively, to the Annual Report on Form 10-K filed by the Company on March 31, 2023, and the Second Amendment, a copy of which was filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by the Company on May 19, 2025. The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Description
10.1	Third Amendment to Supplement to Loan and Security Agreement, dated as of May 30, 2025, by and among Eyenovia, Inc., Avenue Capital Management II, L.P., Avenue Venture Opportunities Fund, L.P. and Avenue Venture Opportunities Fund II, L.P.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Dated: June 5, 2025	By:	/s/ Michael Rowe
Michael Rowe
Chief Executive Officer